Exhibit 99.1

AMPIO PHARMACEUTICALS ANNOUNCES PRICING OF $22.5 MILLION REGISTERED DIRECT OFFERING

ENGLEWOOD, Colo., Dec. 13, 2021 – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE), a biopharmaceutical company focused on the advancement of immunology-based therapies for prevalent inflammatory conditions, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of 25,000,000 shares of the Company’s common stock ( the “Shares”) and warrants to purchase 15,000,000 shares of the Company’s common stock (the “Warrants” and, together with the Shares, the “Securities”) at a combined purchase price of $0.90 per Share in a registered direct offering. The Warrants will have an exercise price of $1.10 per share, will be exercisable immediately and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about December 15, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The gross proceeds to Ampio, before deducting placement agent fees and other expenses, are expected to be $22.5 million. Ampio intends to use the net proceeds from this offering for general corporate purposes, which may include working capital and the conduct of clinical trials.

The Securities described above will be offered by the Company pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-237723) previously filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2020, and declared effective by the SEC on May 6, 2020, and the base prospectus contained therein.  A final prospectus supplement and the accompanying base prospectus relating to and describing the offering will be filed with the SEC. Electronic copies of the final prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Ampio Pharmaceuticals

Ampio Pharmaceuticals, Inc. is a biopharmaceutical company primarily focused on the advancement of immunology-based therapies to treat prevalent inflammatory conditions for which there are limited treatment options. Ampio’s lead drug, Ampion™, is backed by an extensive patent portfolio with intellectual property protection extending through 2037 and may be eligible for 12-year FDA market exclusivity upon approval as a novel biologic under the Biologics Price Competition and Innovation Act (BPCIA).

Forward Looking Statements

Ampio’s statements in this press release that are not historical fact, and that relate to future plans or events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include statements regarding Ampio’s expectations with respect to the registered direct offering, including statements related to the anticipated use of proceeds from the offering and statements relating to the timing of closing of the offering, and Ampion and its classification, all of which are inherently subject to various risks and uncertainties. These risks and uncertainties include Ampio’s ability to satisfy the closing conditions and consummate the transaction described herein, as well as those risks and uncertainties detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including without limitation, under Ampio’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor and Media Contacts:

Tony Russo or Nic Johnson

Russo Partners

info@ampiopharma.com

tony.russo@russopartnersllc.com

nic.johnson@russopartnersllc.com